CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-231416) and Form S-8 (No. 333-227697) of Beyond Air, Inc. (formerly: AIT Therapeutics, Inc.) of our report dated June 15, 2018 relating to the consolidated financial statements of AIT Therapeutics, Inc., which appear in this Form 10-K.

Tel Aviv, Israel	/S/ KOST FORER GABBAY & KASIERER
June 27, 2019	A Member of EY Global